Exhibit 107
Calculation of Registration Fee Tables

Form S-8
Registration Statement Under
The Securities Act of 1933
(Form Type)

Ranger Energy Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Title of Securities to be Registered	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, par value $0.01 per share	Rules 457(c) and 457(h)	1,000,000	$10.67	$10,670,000	92.70 per 1,000,000	$989.11

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Form S-8 Registration Statement (the “Registration Statement”) also covers any additional shares of Class A Common Stock of Ranger Energy Services, Inc. (the "Common Stock") as may become issuable pursuant to the adjustment provisions of the Ranger Energy Services, Inc. 2017 Long Term Incentive Plan, as amended from time to time (the “the Plan”).
(2) Estimated solely for purposes of  calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, using the average of the high and low prices per share of Common Stock as reported on the New York Stock Exchange on May 31, 2022.